**(TÉLÉPLUS/MAIL CHAMPLAIN)**

# LEASE

BETWEEN

**IVANHOE CHAMPLAIN INC.**
**by its manager IVANHOE CAMBRIDGE INC.**

LANDLORD

AND

**TELEPLUS RETAIL SERVICES INC.**

TENANT

(Ref.: / K:\LEGAL\DOCUMENTATION\BAUX\210-TÉLÉPLUS.DOC)

TABLE OF CONTENTS

**THIS LEASE MADE** THIS **19th** DAY OF **December, 2003**.

BETWEEN: **IVANHOE CHAMPLAIN INC. by its manager IVANHOE CAMBRIDGE INC.**, a corporation duly incorporated under the laws of the province of Quebec, having its head office at 1001 Square Victoria, in the City of Montreal, Province of Quebec, H2Z 2B5

"Landlord"

AND: **TELEPLUS RETAIL SERVICES**, a corporation duly incorporated, having its head office at **1255 Square Phillips, suite 605** in the city of **Montreal**, province of **Quebec, H3B 3G5**

"Tenant"

**IN CONSIDERATION** of the Rent, undertakings, terms and conditions contained herein, the parties agree as follows:

## ARTICLE 1
## PRINCIPAL PROVISIONS

1.1 Addresses for Purposes of Notice:

Landlord: 1001 Square Victoria
Montreal (Quebec)
H2Z 2B5
Attention: Legal Affairs Department

Tenant: **1255 Square Phillips, suite 605**
**Montreal (Quebec)**
**H3B 3G5**

1.2 Location of Premises: A kiosk bearing Local No. **K21**, Civic No. **2151 Lapinière Boulevard, Brossard (Québec), J4W 2T5**

1.3 Shopping Centre: **MAIL CHAMPLAIN**

1.4 Area: Approximately **two hundred** square feet (**200** sq.ft.), and if actual measurements as established by section 2.28 vary from the approximate square footage mentioned in the present section, then all amounts calculated in the Lease based on the Area will be adjusted accordingly.

1.5 Term: The period of time beginning on the **1st** day of **February, 2004**, and expiring on the **31st** day of **January, 2009**.

1.6 Fixturing Period: N/A

1.7 Permitted Use of Premises: The Premises shall be used **for the sale at retail of cellular phones, pagers, calling cards, internet kits and accessories**, and shall not be used for any other purpose whatsoever. Nothing in the present section 1.7 shall create or be deemed to create an exclusivity in favor of Tenant.

1.8 Tenant's Store Name: **"TELEPLUS"**. The Tenant shall not operate its business under any other name or trade name without having first obtained Landlord's prior written consent.

1.9 Minimum Rent: An amount equal to **thirty-six thousand dollars ($36 000.00)** per annum **from February 1st, 2004;** an amount equal to **thirty-eight thousand dollars ($38 000.00)** per annum **from February 1st, 2006**, payable pursuant to Articles 6 and 7.

1.10 Percentage Rent: N/A

Proportionate Share of Operating Costs: N/A

Promotion Charge: N/A

| Initials | |
|---|---|
| Landlord | Tenant |

1.13 Proportionate Share of Taxes: **N/A**

1.14 Unmetered Power Charge (for electricity not measured by a separate meter): **N/A**

1.15 Heating, Ventilation and Air-Conditioning (H.V.A.C) System Charge: **N/A**

1.16 **N/A**

1.17 Security Deposit: **N/A**

1.18 Wherever it is mentioned in the present Lease that the Landlord may increase any amount or charge of any nature, pursuant to the present section, the following rules shall apply: (a) each permitted increase of any such amount or charge shall come into force as of the date indicated in Landlord's notice and shall remain in effect until the subsequent increase comes into effect; (b) each of said increases may, at Landlord's option, be charged retroactively; (c) each time any such amount or charge increases, the amount or charge shall be deemed to be replaced by the increased amount or increased charge; (d) any such amount or charge that may be payable during any Lease Year shall never be less than the amount or charge so payable during the immediately preceding Lease Year; (e) the fact that no annual increase was imposed for any preceding Lease Year or such other period, or the fact that an amount less than the full amount of any permitted increase was charged, shall not prevent the Landlord, in any manner whatsoever, from imposing the full amount of any annual increase, or any part thereof, during any subsequent Lease Year; and (f) the annual increase that the Landlord shall be permitted to charge shall be calculated by multiplying the amount or charge presently in force by a fraction, the numerator of which shall be the C.P.I. for the month of January of the Lease Year in question and the denominator of which shall be the C.P.I. for the month of January for the immediately preceding Lease Year.

1.19 **N/A**

## ARTICLE 2
## DEFINITIONS

**2.0** In this Lease, any word or expression defined in quotation marks and having a capitalized first letter in any specific section will have the meaning described in this section, and the following words and expressions shall have the following meanings:

**2.1** **"Lease Year"** means, in the case of the first Lease Year a period commencing on the Commencement Date and terminating on the last day of the month of December next following; thereafter each Lease Year shall consist of consecutive periods of twelve (12) calendar months save for the last Lease Year which shall terminate upon the expiration or earlier termination of this Lease. Landlord may, in its discretion, change the Lease Year from time to time, provided Tenant is not exposed to any additional or duplicated charges as a result of the change.

**2.2** **"Architect"** means the architect, engineer, land surveyor, designer or technician that the Landlord names, as the case may be.

**2.3** **"Taxing Authority"** means any duly constituted governmental authority, whether federal, provincial, municipal, school or other, legally empowered to impose any Taxes.

**2.4** **"Lease"** means this agreement and all attached schedules and the rules and regulations made from time to time by the Landlord for the Shopping Centre.

**2.5** **"Food Court"** means all areas in the Shopping Centre that Landlord designates for the operation of a Food Court, and all areas intended to be leased primarily for the sale of prepared fast food in the Shopping Centre including without limitation, public tables and seating areas, waste collection facilities and equipment intended for such use.

**2.6** **"Shopping Centre"** means the Site and all buildings, constructions and Common Facilities on the Site as each of the foregoing exists from time to time.

**2.7** "Charge or **"Charges"** means all items of Additional Rent referred to in Article 1.

**2.8** N/A.

**2.9** **"Commencement Date"** means the first day of the Term.

**2.10** **"Site"** means the lands outlined in blue on schedule "D-2" as they may be varied from time to time by adding or subtracting land or by such other means as Landlord considers necessary or advisable (and even if parts of the Site may be separated from other parts of same by lanes, streets, highways or any other means of passage in or to which others may have rights).

| Initials | |
|---|---|
| Landlord | Tenant |
| [signature] | [signature] |

**2.11 "Secured Financing"** means any hypothec, or any type of charge or security of any nature affecting from time to time all or any part of the Shopping Centre.

**2.12 "Operating Costs"** means Landlord's expenses incurred in maintaining, repairing, replacing, operating, insuring and administering the Shopping Centre, other than any expense charged to Tenant pursuant to another item of Additional Rent. If the Operating Costs Charge is replaced by a Proportionate Share of Operating Costs pursuant to subsection 8.5.2, Operating Costs will be as defined in schedule "G".

**2.13 "Tenant Security"** means any deed creating a charge or having the effect of encumbering, in any manner whatsoever, the rights that the Tenant and/or any other Person (other than Landlord) have in this Lease, the Premises, or any property, whether movable or immovable, located in or forming part of the Premises, to secure in whole or in part any loan, indebtedness, authorized credit or any other obligation.

**2.14 "Common Facility" or "Common Facilities"** means all areas, services and facilities not installed or intended for the exclusive use or benefit of any individual tenant, including without limitation, all non-leasable areas, service and administrative areas (including, without limitation, administrative offices, janitorial rooms and storage rooms not reserved to any tenant exclusively), all parking areas and decks, roadways, sidewalks, landscaped areas, roofs, floor slabs, exterior walls and exterior and interior structural portions of the Shopping Centre (other than structural mezzanines within any leasable premises), any open or enclosed malls or other common means of access to leasable premises, public lavatories, truck courts, common loading areas, driveways, music and public address systems, electrical, plumbing and drainage, fire protection, fire detection, heating, ventilation and/or air-conditioning systems or equipment servicing other Common Facilities and/or more than one tenant, mall decorative or promotional installations, customer and service stairways, mall directories and directional signs, information booths, elevators, escalators and sidewalks and all other areas, services and facilities which Landlord provides or designates from time to time to be part of Common Facilities.

**2.15 "C.P.I."** means the Consumer Price Index (all Items for Regional Cities), as published by Statistics Canada or successor body, for the geographical area closest to the Shopping Centre.

**2.16 "Premises"** means the premises described in section 1.2, the approximate location of which is outlined in red on schedule "D-1". If the Premises are entirely self-enclosed, the boundaries shall extend to the exterior face of all exterior walls, doors and windows, or those separating the Premises from Common Facilities, the centre line of all interior walls separating the Premises from adjoining leasable premises, and from the top surface of the structural sub-floor to the underside of the roof or any structural floor slab situated immediately above the ceiling of the Premises. Premises shall exclude any Common Facilities located within them, and if the Premises are open to the ceiling of the Shopping Centre, the boundaries of the Premises will extend from the top surface of the structural sub-floor to the top of its permanent structures.

**2.17 "Tenant"** means the Person executing this Lease as Tenant. Where the context permits, Tenant will also include all servants, employees, mandataries and contractors of Tenant, as well as any Person under Tenant's exclusive control.

**2.18 "Food Court Tenant"** means a tenant whose premises are located in the Food Court and, in addition to all other amounts payable under the Lease, is obliged to pay one or more of the amounts stipulated in schedule "H" hereto as Food Fair Schedule.

**2.19 "Major Tenant"** means a tenant who leases in the Shopping Centre a leasable area of at least fifteen thousand square feet (15,000 sq.ft.) consisting of one single uninterrupted area.

**2.20 "Landlord"** means the party first herein above described and includes its successors and assigns, and where the context permits, Landlord will also include all servants, employees, mandataries and contractors of Landlord, as well as any Person under Landlord's exclusive control.

**2.21.1 "Rent"** means the Minimum Rent, the Percentage Rent and the Additional Rent.

**2.21.2 "Additional Rent"** means all amounts (other than Minimum Rent and Percentage Rent) that the Tenant is required to pay to the Landlord, including without limitation, all Charges.

**2.22 "Person"** where the context allows, includes any physical person, moral person, partnership or association, or any groups or combinations of same.

**2.23 "Secured Lender"** means the creditor of any Secured Financing or any Person acting on said creditor's behalf.

**2.24 "Hazardous Substances"** means flammable, explosives, radioactive materials, urea formaldehyde foam, asbestos, polychlorinated biphenyls (PCBs), pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum or petroleum products and substances declared to be hazardous or toxic under any law, by-law, regulation or ordinance now or hereafter enacted.

**2.25 "Proportionate Share"** means, if Tenant is not a Food Court Tenant, a fraction, the numerator of which is the Area, and the denominator of which is the Adjusted Gross Leasable Area and, if Tenant is a Food Court Tenant, a fraction, the numerator of which is the Area multiplied by two (2), and the denominator of which is the Adjusted Gross Leasable Area.

| Initials | |
|---|---|
| Landlord | Tenant |
| | |

2.26 **"Unavoidable Delay"** means any delay occasioned by cas fortuit, force majeure, strikes, lockouts, labour troubles, inability to procure materials, restrictive governmental rules, regulations or orders, bankruptcy of contractors or any other condition whether of the foregoing nature or not (other than the poor financial condition of either party) which is beyond the reasonable control of the Landlord or Tenant, as the case may be.

2.27 **"Gross Revenue"** means gross receipts and revenues of any nature and kind with respect to all enterprises conducted at, in or from the Premises and from any enterprise contravening subsection 10.4.2 ("Competing Premises") but which is not exempted by subsection 10.4.3, and however made, including mail orders, telephone orders, orders by closed circuit television or other electronic devices including, without limitation, Internet or any other manner whatsoever.

Without limitation, Gross Revenue shall include all receipts or receivables taken at or received at the Premises, the Competing Premises (although orders relating to such receipts and receivables may be filled elsewhere) by any Person occupying all or part of the Premises or any Competing Premises, the sale of all gift certificates at the time they are purchased, all sales from coin-operated machines, vending machines or public telephones, and all deposits given on merchandise purchased from the Premises and not refunded to the purchaser. No deduction will be allowed for uncollected or uncollectible credit accounts or with regards to bad debts. Each sale upon an installment or credit basis shall be treated as a sale for the full price in the month in which the sale is made regardless of when Tenant receives payment (whether full or partial) from its customer.

Gross Revenue shall not include or there will be deducted from Gross Revenue, the following amounts: (i) any sums shown separately from the price, and collected and paid as a direct retail sales tax imposed by any Taxing Authority; (ii) transfers of merchandise between Tenant's stores and returns of merchandise to Tenant's suppliers, in each case carried out for convenience only and not for the purpose of reducing Gross Revenue; (iii) sales of merchandise for which cash has been refunded, but only to the extent of the refund, provided that the selling price of such merchandise has been previously included in Gross Revenue; (iv) the selling price of merchandise returned by customers for exchange, provided that the selling price of such returned merchandise has been previously included in Gross Revenue and provided that the selling price of merchandise delivered to the customer in exchange is included in Gross Revenue; and (v) sales of fixtures or furnitures used in the conduct of business and which are not part of inventory or stock-in-trade.

2.28 **"Area"** means the area expressed in square feet of all floors of the Premises measured from the exterior face of all exterior walls, doors and windows or those separating the Premises from any Common Facilities, and the centre line of all interior walls separating the Premises from adjoining leasable premises. The Area includes all interior space whether or not occupied by projections, structures or columns, structural or non-structural. If a store front, show window or other part of the Premises is recessed from or protrudes beyond the lease line shown on schedule "D-1" (whether such recess or protrusion is located at or above ground level), the area of such recess or protrusion will be included in the Area. The Architect will measure the Area and should the actual measurements differ from the approximate measurements of the Area stipulated in section 1.4, the actual Area as determined by the Architect will govern and be final and binding and all amounts calculated based on the Area will be adjusted accordingly.

2.29 **"Gross Leasable Area"** means the total of all floor areas of all premises in the Shopping Centre intended for leasing from time to time, as well as all premises occupied by Major Tenants whether said premises directly access an enclosed mall or court or not, but excluding basement areas, mezzanines, storage areas, elevator and escalator shafts, areas of the Common Facilities leased or occupied on a temporary basis, areas not used for retail purposes such as, by way of example only, areas leased or occupied for non-retail purposes or promotional purposes and areas occupied by the Shopping Centre manager and any support staff. All floor areas included in the Gross Leasable Area will be measured in the manner stipulated in section 2.28.

2.30 **"Adjusted Gross Leasable Area"** means the difference obtained by subtracting from the Gross Leasable Area the total of all floor areas of the Shopping Centre occupied by: (i) Major Tenants; (ii) governmental, quasi-governmental agencies or by Crown corporations; (iii) tenants occupying their premises primarily as kiosks; (iv) any free standing building on the Site; and (v) fifty percent (50%) of any part of the Gross Leasable Area which is not excluded above and which does not have direct access to an enclosed mall or court.

2.31 **"Heating, Ventilation and Air-Conditioning (H.V.A.C)"** means the entirety of the system, from time to time, of the Shopping Centre for the supply of heating, ventilation and air-conditioning to the Premises, including the central plant therefore, and all its appurtenances and equipment and the systems for the supply, distribution and exhaust of air, and for the supply and return of hot water to reheat coils, and all appurtenances and equipment associated with such systems.

2.32 **"Sprinkler System"** means the complete system which may, from time to time, be installed in all or part of the Shopping Centre, and which is destined to protect the Shopping Centre and the Premises against fire, including, without limitation, the water supply from the city water main, branch line pipes, connections and all other equipment and apparatus required for the proper functioning of this system based on industry requirements.

2.33 **"Interest Rate"** means the interest rate in force when an amount becomes due, expressed as the annual rate that the Landlord's principal banking institution designates as its prime rate for commercial loans granted in Canada, in Canadian funds, plus three percent (3%).

2.34 **"Taxes"** means all immovable property taxes, rates, duties and assessments, whether municipal, supra-municipal, school, local improvement, general or special (including the surtax on non-residential immovables and/or non-residential tax as well as taxes on residential and non-residential parking spaces, taxes on elevators and escalators, and any other similar

| Initials | |
|---|---|
| Landlord | Tenant |
| [signature] | [signature] |

tax), imposed from time to time by any Taxing Authority in respect of the Shopping Centre, or upon Landlord or the owner(s) [on account of its interest therein] and all costs, fees and expenses reasonably incurred by Landlord in contesting any Taxes, including legal, appraisal and other costs, or in negotiating with Taxing Authorities regarding Taxes or evaluations, and/or in doing any examinations, studies or research to determine the feasibility of either contesting any Taxes or negotiating with Taxing Authorities with respect to same. If the system of real estate taxation is altered or varied from that in force on the Commencement Date and any new tax shall be levied or imposed on all or part of the Shopping Centre and/or the revenues therefrom and/or on Landlord in substitution for or in addition to previously existing Taxes by any Taxing Authority, whether or not the Taxing Authority has previously charged any Taxes, then any such new tax or levy shall be included in Taxes. Taxes shall also include all immovable property taxes, rates, duties and assessments imposed upon any lands adjoining or proximate to the Shopping Centre to the extent that those lands benefit the Shopping Centre.

**2.34A "Capital Tax"** means an amount determined by multiplying each of the "Applicable Rates" by the "Shopping Centre Capital" and totalling the products. "Shopping Centre Capital" is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord, the owners, or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping and improving the Shopping Centre in conformity with Landlord's financial statement as if the Shopping Centre was Landlord's only asset. Shopping Centre Capital will not be increased by any financing or refinancing except to the extent that the proceeds are invested directly as Shopping Centre Capital. An "Applicable Rate" is the capital tax rate specified from time to time under any statute of Canada and any statute of Quebec which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of the Landlord or the owners employed capital outside of Quebec. Should the legislation be modified such that the method of calculation for the Capital Tax is modified, Landlord, acting reasonably, shall make the required adjustments in the circumstances. The Capital Tax includes the tax on large corporations and all other taxes of similar nature allocated by Landlord in relation to the Shopping Centre on a just and equitable basis.

**2.35 "Quebec Sales Tax (Q.S.T.)"** means all goods and services tax, multi-stage provincial sales tax, or any other similar tax howsoever characterized, which any Provincial, Municipal, School or other such Taxing Authority imposes on the Landlord and/or requires the Landlord to collect on behalf of said Taxing Authority, on any amount received or receivable by the Landlord from the Tenant under the terms of this Lease, plus all costs incurred by the Landlord in collecting said amounts.

**2.36 "Goods and Services Tax (G.S.T.)"** means all goods and services tax, value-added tax, or any other similar tax howsoever characterized, which any Federal Taxing Authority imposes on the Landlord and/or requires the Landlord to collect on behalf of said Taxing Authority, on any amount received or receivable by the Landlord from the Tenant under the terms of this Lease, plus all costs incurred by the Landlord in collecting said amounts.

**2.37 "Term"** means the period specified in section 1.5 and includes all renewals or extensions agreed to by Landlord in writing.

**2.38 "Transfer"** means any assignment, transfer or encumbrance of this Lease (other than as Tenant Security), any sublease of all or any part of the Premises, along with any change of the effective control of the voting shares of Tenant, if Tenant is a corporation, or any change in the constitution of Tenant if Tenant is a partnership, from that existing on the date the corporation or the partnership, as the case may be, first incurs any obligations to Landlord pursuant to this Lease, or any permission granted to a Person to occupy the Premises in whole or in part (whether or not said Person is a franchisee or Concessionary of the Tenant), the whole whether effected voluntarily, involuntarily by operation of law, or otherwise.

**2.39 "Tenant's Work"** means all items of work (other than Landlord's Work) which are necessary to properly complete the Premises for the use and occupancy by Tenant for the purposes of operating its business, including without limitation, all work described in schedule "C".

**2.40 "Landlord's Work"** means the work Landlord has agreed to perform pursuant to schedule "B".

## ARTICLE 3
## LEASING OF PREMISES

**3.1 Leasing**

**3.1.1** Subject to the terms and conditions of this Lease, Landlord leases the Premises to Tenant, which the Tenant hereby accepts, and grants to the latter the peaceable enjoyment of the Premises for the Term, together with the non-exclusive right to use the Common Facilities in the manner permitted by this Lease.

**3.1.2** Only the Shopping Centre and any property exclusively related thereto shall serve to satisfy the obligations of the Landlord under this Lease or in virtue of any responsibility of the Landlord resulting from its fault. The Tenant recognizes and declares, without reserve, that any recourse by the Tenant against the Landlord based on, or in virtue of, this Lease or resulting from any fault of the Landlord, shall be restricted and can only be executed against the Shopping Centre, to the exclusion of all other property belonging to the Landlord.

**3.2 Net Lease**

**3.2.1** The present Lease shall be "entirely net" for the Landlord. For the purposes of these presents, "entirely net" means that the Tenant shall be solely responsible, during the Term, for the payment of all costs, expenses, taxes (other than tax on

| Initials | |
|---|---|
| Landlord | Tenant |
| [handwritten initials] | [handwritten initials] |

Landlord's revenue resulting from the operation of Landlord's business), expenses and disbursements, of any nature whatsoever, relating to the Premises, their use, their occupancy, the property found therein and by reason of the type of business operated therein.

**3.3 Unavoidable Delay**

**3.3.1** If any party hereto is bona fide delayed or hindered in or prevented from the performance of any term, obligation or act required hereunder by reason of Unavoidable Delay, then performance of such term, obligation or act is excused for the period during which the cause of the Unavoidable Delay persists. Once the cause of this Unavoidable Delay has ceased, the party so delayed shall perform such terms, obligations or acts within the time period stipulated in the Lease, without regard for such period of time during which the cause of the Unavoidable Delay persisted. However, the provisions of this section shall not operate to excuse the Tenant from its obligation to promptly pay Minimum Rent, Percentage Rent, Additional Rent and all other sums payable by the Tenant pursuant to this Lease.

**3.4 Landlord's Acceptance Delay**

**3.4.1** The Tenant shall be irrevocably bound by all of the provisions of this Lease, as and from the date that the Tenant signs same, and this, for a period of forty-five (45) days following the date that the Landlord has received at least two (2) duly signed copies of the present Lease. In the event that the Landlord delivers one (1) signed copy of the Lease to the Tenant within the delay set out above, then both parties shall be bound by the provisions of the present Lease. If the Landlord does not so deliver a signed copy of the Lease to the Tenant, the present Lease shall be null and of no effect, and the Landlord shall return to the Tenant any Security Deposit that the Landlord may have received, without interest, and neither party hereto shall have any liability to the other party resulting from the present Lease. The Tenant acknowledges that no action by the Landlord or by any one of Landlord's representatives, including the act of delivering the present Lease to the Tenant for the purposes of execution, shall bind the Landlord in any manner whatsoever in respect to the Tenant.

## ARTICLE 4
## CONSTRUCTION AND DELIVERY OF PREMISES

**4.1 Delivery and Acceptance of Premises**

**4.1.1** Upon receipt of Landlord's notice, the Tenant agrees to accept the Premises in the state and condition that they are presently in, the Tenant declaring that it has already seen and examined the Premises and is completely satisfied therewith.

**4.1.1** Considering that the Tenant is presently occupying the Premises, the Tenant agrees to accept the Premises in the state and condition that they will be in on the Commencement Date.

**4.1.1** The Landlord shall deliver the Premises to the Tenant as soon as Landlord's Work has been substantially completed. Tenant will advise the Landlord in writing of any defects or deficiencies in Landlord's Work within ten (10) days following receipt of Landlord's notice pursuant to subsection 4.2.1 hereof, failing which Tenant will be deemed to have accepted Landlord's Work and the Premises in all respects, subject to latent or hidden defects and the obligations of the Landlord to repair provided for in the Lease.

**4.2 Fixturing Period and Tenant's Work**

**4.2.1** N/A

**4.3 Tenant's Non-Delivery of Plans**

**4.3.1** N/A

## ARTICLE 5
## TERM

**5.1 Term**

**5.1.1** The Term of the present Lease is set out in section 5.

**5.2 Overholding Tenant**

**5.2.1** Notwithstanding any present or future legislation to the contrary, neither this Lease nor the Term shall be subject to tacit renewal.

**5.2.2** Should Tenant remain in possession of the Premises after the expiry of the Term or earlier termination of this Lease without the prior written consent of Landlord, then under reserve of and without prejudice to Landlord's rights under subsection 5.2.3, Tenant will be deemed to be occupying the Premises as a tenant on a month-to-month basis, subject to all the terms and conditions of the present Lease, during said occupation and said tenancy may be terminated by either party upon thirty (30) days prior written notice to the other party.

**5.2.3** The monthly tenancy stipulated in the preceding section shall be without prejudice to Landlord's other rights and recourses in the circumstances. The Landlord shall therefore be entitled, among other recourses, to require the payment of the indemnity provided for in subsection 17.4.2 or to injunctive relief (as permitted pursuant to subsection 17.5.3) to restrain the breach of Tenant's obligation to vacate the Premises and to force Tenant to vacate same.

| Initials | |
|---|---|
| Landlord | Tenant |
| [handwritten initials] | [handwritten initials] |

5.2.4 Tenant acknowledges and agrees that all of the provisions of this section 5.2 are among the essential conditions of this Lease, without which Landlord would never have entered into the present Lease with the Tenant.

## ARTICLE 6
## GENERAL PROVISIONS CONCERNING RENT

**6.1 Place and Manner of Payment**
6.1.1 During the whole of the Term of the present Lease, the Tenant shall pay Minimum Rent, Percentage Rent and Additional Rent to Landlord pursuant to Article 1, at the address for sending notices to Landlord, or such other place as Landlord may designate from time to time. Landlord may impute any of Tenant's payments against payment of any sum which has become due, as Landlord may designate from time to time, regardless of any designation or imputation by Tenant.

6.1.2 Tenant shall pay all required amounts in Canadian currency without prior demand therefor, and without any deduction, abatement or compensation whatsoever.

6.1.3 Unless otherwise stipulated herein, Minimum Rent and Charges will be payable in equal and consecutive monthly instalments in advance, on the first day of each calendar month during the Term. Percentage Rent shall be payable pursuant to the provisions of section 7.3. In the event that the Term commences on a day other than the first day of a calendar month, all amounts payable for the first month of the Term shall be calculated on a pro-rated daily basis (based on the number of days) and the Tenant shall pay same to the Landlord on the Commencement Date. All other Additional Rent shall be payable on the tenth (10th) day following receipt of Landlord's request for payment, unless Landlord designates a longer delay to pay.

**6.2 Cheque Payments**
6.2.1 If any payment is returned unpaid (unless attributable to Landlord's fault in processing the payment), the Tenant shall pay to Landlord an administration fee of fifty dollars ($50.00) per payment so returned.

**6.3 Interest Payable On Overdue Amounts**
6.3.1 If Tenant fails to pay any amount it is obliged to pay under this Lease when due, each unpaid amount will bear interest at the Interest Rate, from its due date until the date payment is made to Landlord. This interest shall be compiled monthly and all overdue interest will also bear interest at the Interest Rate.

## ARTICLE 7
## MINIMUM RENT AND PERCENTAGE RENT

**7.1 Minimum Rent**
7.1.1 During the whole of the Term, subject to any provisions in the Lease regarding any renewal period or extension of the Term, the Tenant shall pay to Landlord, pursuant to Article 6, the Minimum Rent stipulated in section 1.9 or, if more than one amount is stipulated in section 1.9, the amount applicable to each period so mentioned.

**7.2 Percentage Rent**
7.2.1 During the whole of the Term, subject to any provisions in the Lease regarding any renewal period or extension of the Term, the Tenant shall pay to Landlord, pursuant to Article 6, for each Lease Year, a Percentage Rent equal to the amount, if any, by which the percentage of Gross Revenue indicated in section 1.10 for each Lease Year in question exceeds the total Minimum Rent payable during said Lease Year.

**7.3 Payment of Percentage Rent**
**7.3.1 Provisional Payments on a Cumulative Basis**
7.3.1.1 Subject to subsection 7.3.2, Tenant will pay Percentage Rent monthly on a cumulative basis, at the time that each Monthly Statement (as defined in subsection 7.4.1) is due. Each monthly payment will equal the amount, if any, by which the percentage of Gross Revenue indicated in section 1.10 for the Lease Year in progress, up to and including the month to which the Monthly Statement applies, exceeds the total of (i) the Minimum Rent instalments already paid or payable for the Lease Year in progress; and (ii) the instalments of Percentage Rent already paid or payable for the Lease Year in progress (excluding the month for which the Monthly Statement applies).

**7.3.2 Provisional Payments on Estimated Basis**
7.3.2.1 Instead of paying Percentage Rent on a cumulative basis, pursuant to subsection 7.3.1, if Landlord so requires, the Tenant shall pay Percentage Rent provisionally on an estimated basis. Landlord will calculate each estimate on the basis of all information it reasonably considers relevant and reliable.

**7.3.3 Annual Adjustment of Percentage Rent**
7.3.3.1 If as a result of the Gross Revenue disclosed in the Audited Statement (as defined in subsection 7.4.2), it is

| Initials | |
|---|---|
| Landlord | Tenant |
| [illegible] | [illegible] |

determined that Percentage Rent provisionally paid for the Lease Year to which the Audited Statement applies has been over or under paid, then, as the case may be, Tenant will pay any deficiency to Landlord at the same time as Tenant provides the Audited Statement to the Landlord, or the Landlord will credit any overpayment in reduction of any amount due or to become due by the Tenant under the Lease, unless the Landlord decides to conduct an audit pursuant to section 7.5.

**7.4 Reports and Controls and the Determination of Gross Revenue**

**7.4.1** The Tenant shall submit to Landlord, for each month during the Term, on the fifteenth (15th) day following the expiry of each calendar month, a monthly written statement of Gross Revenue based on the form provided by the Landlord ("Monthly Statement").

**7.4.2** The Tenant shall also be required to submit to the Landlord, within sixty (60) days after the expiry of each Lease Year, an annual audited statement ("Audited Statement") which Audited Statement shall set out the Gross Revenue for the immediately preceding Lease Year, and which shall be prepared by independent chartered accountants of recognized standing, whose professional opinion shall, without qualification, state specifically that they have examined the report of Gross Revenue for the immediately preceding Lease Year, that their examination included a general review of Tenant's accounting procedures and such tests of Tenant's books and records and other supporting evidence as they considered necessary in the circumstances, and that in their opinion, the Audited Statement presents fairly and accurately the Gross Revenue for the immediately preceding Lease Year computed in accordance with the provisions of this Lease and in accordance with generally accepted accounting principles.

**7.4.3** The Tenant shall keep, at all times, on the Premises or at its principal office in the Province of Quebec or in the Province of Ontario in compliance with all generally accepted accounting principles, books and records and specific information, including all sales records, cash register tapes and inventory records ("Controls") to permit Landlord to accurately determine the Tenant's Gross Revenue for the three (3) Lease Years immediately preceding any request by the Landlord to perform an audit pursuant to the provisions of section 7.5. Appropriate cash registers must be used at all times in the Premises.

**7.4.4** The Tenant shall not change its procedure relating to any aspect of its reporting of Gross Revenue without having given prior written notice to the Landlord to that effect.

**7.4.5** The receipt or use by the Landlord of any statement of Gross Revenue from the Tenant, or any payment of Percentage Rent based thereon, shall neither constitute acceptance of such statement or of the Percentage Rent payable with respect to any period, nor constitute a release by the Landlord of any obligation of the Tenant hereunder and shall be, without prejudice to Landlord's right to examine and audit, as set out in section 7.5 the Tenant's books and records relating to Gross Revenue located at the Premises and/or at the Tenant's principal office for the period covered by any such statement issued by the Tenant.

**7.5 Examination and Audit**

**7.5.1** The Landlord may, at all reasonable times, send a representative of its choice into the Premises (or into the principal office of the Tenant in the Province of Quebec or in the Province of Ontario) to verify and calculate Gross Revenue or verify or examine the Controls affecting the determination of Gross Revenue. Tenant agrees to cooperate fully with any such representative of the Landlord. The Tenant shall permit any such representative to have access, without delay, to all Controls that the Tenant possesses and the representative shall obtain copies of said Controls. Any such audit by the Landlord shall be performed in a manner as not to unduly interfere with the commercial activities of the Tenant.

**7.5.2** If any such audit reveals that there has been any underpayment of Percentage Rent, Tenant will pay to Landlord the deficiency, with interest at the Interest Rate as and from the date that the Audited Statement was due, within ten (10) days of receiving a copy of the audit report in question.

**7.5.3** If the Landlord makes any recommendations regarding any practices or procedures which Tenant is or should be implementing regarding the proper control and recording of Gross Revenue, including, without limitation, installing a system or improving on an existing system, the Tenant shall take all necessary steps, at Tenant's cost, to implement these recommendations within such reasonable delay that the Landlord grants the Tenant to so do.

**7.5.4** If Tenant does not submit to the Landlord any Monthly Statement or Audited Statement on the date the same is due, the Tenant shall pay the cost of any audit that the Landlord may be required to perform, the whole without prejudice to Landlord's other rights and recourses.

**7.5.5** Furthermore, and without limiting the effect of subsection 7.5.4, if the Tenant is in default in submitting to the Landlord any Monthly Statement or Audited Statement when due, then for each day that the default continues, the Tenant must pay to the Landlord the penalty provided for in subsection 17.4.2.

## ARTICLE 8
## TAXES AND OPERATING COSTS

**8.1 Taxes Payable by Landlord**

**8.1.1** Landlord will pay or cause to be paid all Taxes payable to the Taxing Authorities when due and payable to the extent it is legally required to do so.

| Initials | |
|---|---|
| Landlord | Tenant |
| [handwritten initials] | [handwritten initials] |

**8.1.2** Landlord may, without being obliged to do so, contest any Tax, assessment or any decision of any Taxing Authority, and to prosecute, suspend, appeal or settle any contestation as it deems appropriate. Nothing whatsoever related to any contestation or appeal will entitle Tenant to withhold or defer payment of any Taxes it is obliged to pay either to Landlord or to any Taxing Authority. Tenant shall have no right to contest any Taxes to which it may be obliged to contribute.

**8.2 Taxes Payable by Tenant**
N/A

**8.3 Payment of Proportionate Share of Taxes by Tenant**
N/A

**8.4 Business Taxes and Other Taxes Payable by Tenant**
**8.4.1** Tenant shall pay promptly and directly to the authorities responsible for collection all business and water taxes, charges or rates, garbage removal taxes, charges or rates, and taxes, charges or rates for recycling and/or similar taxes, charges or rates imposed on or applicable to Tenant in connection with the activities, goods (including without limiting the generality of these presents the Tenant's movables, equipment and tools) or services of which Tenant benefits, or for Tenant's use or occupation of the Premises, or for the nature of the enterprise that Tenant operates in the Premises, or any other matter determined by said authorities (hereinafter "Tenant's Taxes"). It is understood that Tenant shall pay promptly and directly to Landlord any Tenant's tax where Landlord shall be invoiced therefore or shall become liable for any such Tenant's Tax pursuant to any new, amended or modified law, regulation, policy and/or practice of any competent authority. Tenant shall also be liable for the payment of any Tenant's Tax, Tax and any other amount payable by Landlord, and any increases in one or all of the foregoing (even where such Tenant's Tax, Tax, or other amount or increases thereof are substantially greater than the amount payable therefor by Tenant in previous years) as a direct or indirect result of the abolition, modification and/or replacement of any Tenant's Tax by any competent authority or due to any modification of any policy or practice thereof. Tenant will indemnify Landlord from and against all losses, costs and expenses occasioned by or arising from the foregoing. Tenant shall pay any tax, rate, charge or imposition in relation to any escalator and elevator serving exclusively Tenant's Premises, even if such tax, rate, charge or imposition is billed to Landlord.

**8.5 Operating Costs Charge**
N/A

**8.6 Proportionate Share of Operating Costs**
N/A

**8.7 N/A**

**8.8 Proportionate Share of Capital Tax**
N/A

## ARTICLE 9
## UTILITIES AND HEATING, VENTILATION AND AIR-CONDITIONING

**9.1 Utilities**
**9.1.1** Tenant shall be solely responsible for and shall promptly pay (but in no event later than the date due) the cost of water consumption, electricity, gas, telephone and other utilities used or consumed in or from the Premises directly to the utility supplier or as Landlord may otherwise direct.

N/A

**9.1.3** At Landlord's request Tenant shall install at its expense a check meter in the Premises to measure consumption of any utility serving the Premises. The Tenant shall then pay for its consumption as measured by the check meter and in accordance with the rates of Landlord's supplier.

**9.1.4** If at any time during the Term, any utility serving the Premises, whose consumption rate was measured by separate meter, ceases to be measured by separate meter for any reason whatsoever, the Tenant shall pay to the Landlord an Unmetered Power Charge for such utility. The Charge shall be calculated on the basis of the then current rates of the supplier of said utility based on Landlord's reasonable estimate of Tenant's consumption, which Unmetered Power Charge shall be increased proportionately to the increase in the supplier's rates.

**9.2 Heating, Ventilation and Air-Conditioning**
**9.2.1** The Landlord shall repair, replace and maintain the heating, ventilation and air-conditioning equipment serving the Premises.

N/A

**9.2.3** The Tenant shall operate all heating, ventilation and air-conditioning equipment so as to provide a temperature within the Premises at a level comfortable for customers within the Premises. Tenant agrees not to directly or indirectly

| Landlord | Tenant |
| --- | --- |
| [initials] | [initials] |

appropriate any heating, ventilation or air-conditioning from any Common Facilities or from premises operated by other tenants.

9.2.4

9.2.5

## ARTICLE 10
## TENANT'S USE AND OPERATION OF THE PREMISES

**10.1 Use and Trade Name**

**10.1.1** The Premises will only be used for the purpose stipulated in section 1.7 and continuously operated throughout the Term only under the store name stipulated in section 1.8. If for any reasons whatsoever, the Tenant and/or any other Person are not able to use the Premises for the use stipulated in the Lease, the said situation shall not invalidate the Lease and the Tenant and/or said other Person shall be bound by all the obligations of the Lease, including the payment of the Rent.

**10.2 Obligation to Continuously Operate**

**10.2.1** Throughout the Term, Tenant will continuously, actively and diligently conduct its enterprise in the whole of the Premises in a modern, reputable and efficient manner in keeping with a first class shopping centre, and the general image Landlord is attempting to project for the Shopping Centre, and in full compliance with all applicable governmental or quasi-governmental laws, by-laws, ordinances and regulations. To this end, Tenant shall keep the Premises fully fixtured and stocked with merchandise and shall provide sufficient staff to courteously and efficiently service customers so as to derive a maximum amount of goodwill and Gross Revenue from the Premises.

**10.2.2** Tenant shall abide by all rules and regulations now or subsequently in force to the extent that they do not conflict with the terms of this Lease and are applied to Tenant in a non-discriminatory manner. Tenant shall operate the Premises during all hours Landlord designates for the majority of retail tenants in the Shopping Centre unless specifically prohibited from doing so by law. Should Tenant wish to operate during additional hours it shall require Landlord's prior written consent to do so, which consent may not be unreasonably refused. If Landlord consents such consent will be subject to any financial or non-financial conditions or restrictions Landlord may reasonably impose and will be subject to Tenant contributing to all expenses Landlord incurs due to the additional hours.

**10.2.3** The Tenant shall not, at any time during the Term, conduct or carry on in the Premises any of the following activities or enterprises: (i) any manufacturing operation; (ii) any mail order or catalogue enterprise; (iii) any enterprise for the purpose of taking telephone orders; (iv) a store conducted principally or in part for the sale of second hand goods, war surplus articles, insurance salvage stock, or fire sale stock; (v) the sale of merchandise damaged by fire except in the event of a fire taking place on the Premises and then only for the sale of merchandise damaged by such fire, and only for a period of thirty (30) days immediately following the reopening after such fire; (vi) a store conducted, promoted and/or represented in whole or substantially as a discount operation or in part as a discount operation so as to give the impression that it is being conducted principally as a discount operation; (vii) a pawn shop; (viii) any operation in any line or merchandise in which operation the Tenant is making a practice of fraudulent or deceptive advertising or selling procedures; (ix) an auction sale; and (x) any other enterprise, activity or practice which because of the merchandise likely to be sold or the merchandising or pricing methods likely to be used would tend to lower the character of the Shopping Centre. The Tenant shall not conduct on the Premises any "distress sale", "bankruptcy sale", "going out of business sale", "liquidation sale" "fire sale" except as expressly provided above nor any other type of sale designed to convey to the public that business operations are to be discontinued or that the store shall close, Tenant shall only sell merchandise in the regular course of trade as a retailer operating the Premises for the purpose for which the Premises are leased.

**10.2.4** If Tenant shall be in default of the terms and conditions of any of the three preceding subsections or subsection 10.3.1, the Landlord shall have the right, without prejudice to its other rights and recourses to require the payment of the penalty stipulated in subsection 17.4.2 or to resort to injunction as stipulated in subsection 17.5.3.

**10.3 Importance of Continuous Operation**

**10.3.1** Tenant acknowledges that it forms part of an over-all merchandising mix designed to enhance the character, quality, image and reputation of the Shopping Centre, and that its continuous operation of the Premises is essential to Landlord to maintain that character, quality, image, nature and reputation and to facilitate the leasing of vacant space and renewing leases of existing tenants.

**10.4 Non-Competition**

**10.4.1** Tenant acknowledges that the Shopping Centre draws its customers from a large geographic area and that the financial success of the Shopping Centre is largely dependent upon the generation of gross revenues, percentage rent and goodwill.

**10.4.2** Tenant agrees that throughout the Term it shall not, nor shall it suffer or permit any Person which is under its control or connected or affiliated with it (whether as owner, shareholder, principal, agent, employee or in any other quality) to directly or indirectly engage or participate in any enterprise which in any manner or degree is competitive with the use of the Premises stipulated in section 1.7 or be a shareholder of or a holder of any other title or interest of any nature whatsoever of, or be a lender to, or a creditor thereof, or furnish any financial aid or any other support or assistance of any

| Initials | |
|---|---|
| Landlord | Tenant |
| 7/25 | |

nature whatsoever to, any Person for the purpose of engaging in any enterprise which in any manner or degree is competitive with the use of the Premises stipulated in section 1.7, if such enterprise is in whole or in part conducted from premises situated within a distance of three (3) kilometers from any point on the perimeter of the Site.

10.4.3 subsection 10.4.2 will not apply to any premises Tenant is operating prior to the date Tenant first agrees in writing to lease the Premises, as long as the area of any such premises is not increased from its then current size as of said date. subsection 10.4.2 shall not prohibit any Person from becoming an inactive shareholder in any enterprise operating within the said radius of three (3) kilometers where the shares are traded on a recognized stock exchange in Canada or the United States.

10.4.4 The inclusion of the Gross Revenue generated from any Competing Premises shall not permit Tenant to default in any of its obligations under subsection 10.4.2, nor will it prejudice Landlord's other rights and recourses in the circumstances and in particular, Landlord's right to require payment of the indemnity stipulated in subsection 17.4.2 or the right to an injunction as stipulated in subsection 17.5.3.

## ARTICLE 11
## LANDLORD'S OPERATION OF THE SHOPPING CENTRE

**11.1 Landlord's Obligation**
11.1.1 Landlord shall operate the Shopping Centre and maintain the Common Facilities as would a prudent and diligent owner of a similar Shopping Centre, having regard to the Shopping Centre's size, age, nature, location and region where the Shopping Centre is situated, as well as the type of clientele the Shopping Centre services and the general image Landlord is attempting to project for the Shopping Centre.

**11.2 Management and Control of Shopping Centre**
11.2.1 The Common Facilities and other portions of the Shopping Centre which are not leased to tenants shall be under Landlord's exclusive supervision and control.

11.2.2 The Landlord may at any time prior to or during the Term, relocate at its reasonable cost the Tenant in other premises of a similar size in the Shopping Centre.

11.2.3 Landlord may, at any time prior to or during the Term: (i) change the area, level, location, arrangement or use of any portion of the Shopping Centre; (ii) construct on the Site or on adjacent lands, other buildings, structures or improvements and make alterations, additions, subtractions or rearrangements; (iii) modify, alter, expand, reduce or eliminate any interior or exterior Common Facilities; (iv) close off all or any part of the Shopping Centre and/or temporarily suspend services for the purpose of maintenance, repair, alteration or construction; (v) place any installations within or on any interior or exterior Common Facilities, kiosks, planters, benches, promotional displays or activities and any other installations; (vi) close all or part of the Shopping Centre to the public outside of regular business hours, Sundays and holidays included; (vii) restrict areas on the Site available for employee parking, and/or prohibit employees from parking anywhere on the Site; (viii) impose reasonable charges for parking, and impose restrictions on refunds or compensations by Tenant to Persons using the parking areas; (ix) modify tenant mix, both with respect to kinds of uses which may be made of premises, as well as to changes in the physical location of any one or more tenants; (x) do and perform such other acts in relation to the Shopping Centre for the more efficient and proper operation of the Shopping Centre; (xi) change the name of the Shopping Centre; (xii) do all work required to install new, and/or maintain, adapt, repair or replace existing utility lines, pipes, roof drainage pipes, conduits, wires, duct work, columns and other matters through any part of the Premises if necessary and do any other work in the Premises to preserve, support or reinforce any structural walls or foundations of the Premises or the Shopping Centre, and do such work as may be required for an expansion or an alteration of all or part of the Shopping Centre.

11.2.4 In operating the Shopping Centre, the Landlord will use reasonable endeavours to ensure that access to the Premises as well as business operations from the Premises are not significantly interfered with during the course of any one or more of Landlord's activities described in the preceding section. If Landlord, in carrying out one of the said activities described in subsection 11.2.3, interferes unreasonably with Tenant's peaceful enjoyment of the Premises, Landlord shall indemnify Tenant for all losses or direct damages suffered by Tenant as a result of such interference, provided that the Tenant shall not have the right to cancel or terminate the present Lease as a result thereof.

**11.3 Landlord's Right to Enter Premises**
11.3.1 Tenant shall permit Landlord to enter the Premises where such entry will not unduly disturb or interfere with Tenant's use of the Premises and operation of its enterprise, in order to examine or inspect the Premises, show the Premises to Persons considering purchasing or financing the Shopping Centre or to Persons considering leasing the Premises, or to provide services or make repairs, replacements, changes or alterations to the Premises, adjoining premises, the Common Facilities or other parts of the Shopping Centre (including without limitation performing any of the activities pursuant to subsection 11.2.3) or to take steps necessary for the safety, improvement and preservation of the Premises or the Shopping Centre.

11.3.2 Save in the case of an emergency, Landlord shall give reasonable notice to Tenant prior to such an entry. Under no circumstances will any such entry constitute an eviction or default to give Tenant peaceable enjoyment nor shall it constitute a change of form or destination of the Premises or the Shopping Centre.

| Initials | |
|---|---|
| Landlord | Tenant |
| 7/JS | 8 |

## ARTICLE 12
## PROMOTIONS AND ADVERTISING

**12.1 Landlord's Promotions**

**12.1.1** Landlord will promote and advertise the Shopping Centre in a manner and to the extent that would a diligent and prudent owner of a similar shopping centre, taking into account the nature, size, age, character and location of the Shopping Centre as well as the general image Landlord is attempting to project for the Shopping Centre from time to time. Tenant agrees that Landlord will never be obliged to spend more than the total amount paid to the Promotion Fund (as defined in section 12.2) by the tenants of the Shopping Centre in any Lease Year in order to fulfill its obligations under this section 12.1. Landlord shall alone administer the Promotion Fund.

**12.1.2** Landlord's promotional activities may include, without limiting the generality of the foregoing, the production and distribution of written advertising or promotional materials and/or audio and/or audio visual promotions by the various media (radio and television) and/or Internet and/or seasonal decorations and/or all other forms of promotion or publicity in relation to the Shopping Centre alone or on a joint basis with one or more other shopping centres or properties of which Landlord is owner or manager. Tenant agrees to give its complete support and cooperation to all of Landlord's promotional activities. Without limitation, Tenant will honour any discount coupons, gift certificates, or other incentives given to customers as part of any promotional activity.

**12.1.3** Landlord may designate an agent to promote and/or advertise on its behalf, to enter into any agreements with third parties for promotion and/or advertising purposes, and may use all or any part of the Promotion Fund contributions to pay or remunerate its agent.

**12.2 Promotion Fund and Promotion Charge**

**12.2.1** A fund ("Promotion Fund") has been established to receive amounts to defray the cost to Landlord of fulfilling its obligations under section 12.1.

**12.3 Merchants' Association**

N/A

**12.4 Tenant's Promotions**

**12.4.1** Tenant agrees to promote and advertise its enterprise in the Premises at its expense, in a modern and professional manner. Tenant will endeavour to promote the name and/or any logo or emblem of the Shopping Centre in any of its promotions or advertising. Tenant will not however acquire any rights to the name, logo or emblem.

**12.5 Circulars**

N/A

## ARTICLE 13
## TRANSFERS

**13.1 Transfers Requiring Consent**

**13.1.1** Subject to section 13.2, no Transfer may be effected or granted by Tenant to any Person, without obtaining Landlord's prior written consent, which consent will not be unreasonably withheld nor delayed. Landlord's consent will not be required in case of (i) a Transfer that occurs on the death of the Transferor, or (ii) a Transfer which occurs when the Tenant is a corporation whose shares are traded and listed on a stock exchange in Canada or the United States or is a subsidiary of such a corporation. However, if after such a Transfer the Tenant fails to satisfy the Landlord, (who is to act reasonably) that there will be continuity or improvement of the business practices and policies of the Tenant that existed before the Transfer, the Landlord may, at any time after the Transfer, until sixty (60) days after the Tenant notifies the Landlord in writing of the Transfer, notify the Tenant of his refusal.

**13.1.2** Landlord will be deemed to have acted with valid reason in refusing its consent to any Transfer where: i) the proposed assignee, subtenant or occupant intends to change the use of Premises permitted by this Lease; ii) the proposed assignee, subtenant or occupant does not have sufficient business experience to operate the Premises for the use stipulated in section 1.7 within a shopping centre context; iii) the proposed assignee, subtenant or occupant is not of sufficient financial strength to fulfill all of its financial obligations; iv) the Transfer relates to a part of the Premises only; v) the Transfer might result in a reduction of Percentage Rent, which should otherwise be or become payable; vi) the Transfer would adversely affect the reputation of the Shopping Centre; vii) Landlord has not obtained the consent of any Secured Lender, any Major Tenant or any other Person who may have the right to approve the Transfer; viii) any previous sublandlord, assignee or guarantor does not approve the Transfer and/or refuses to remain solidarily liable towards Landlord for the execution of the Tenant's obligations under this Lease and/or refuses to sign the Transfer documents stipulated in subsections 13.4.2 (ii); ix) at the time of the request for consent to the Transfer, the Tenant is in default of any of its obligations under this Lease; or x) the proposed assignee, subtenant or occupant, is at the time of the request for consent to the Transfer in default of its obligations under any lease, offer to lease or any other agreement for premises in the Shopping Centre or in any other property owned or managed in whole or in part by Landlord.

| Initials | |
|---|---|
| Landlord | Tenant |
| [illegible] | [illegible] |

13.1.3 Under no circumstances will the proposed assignee's, subtenant's or occupant's mere occupation of all or part of the Premises or Landlord's tolerance thereof, acceptance by Landlord of any payment by the proposed assignee, subtenant or occupant, or the consent to any previous Transfer constitute a waiver of Tenant's obligation to obtain consent to any Transfer, nor will any of the foregoing be construed to constitute a consent to the proposed Transfer. Nevertheless, whether or not Landlord consents to any Transfer, it shall have the right to collect rent or other amounts from any existing or proposed assignee or subtenant and apply the net amount collected to the amounts payable under this Lease, without in any manner prejudicing any of its rights.

**13.2 Transfer Prior to Commencement Date**

13.2.1 Under no circumstances will Tenant be entitled to effect a Transfer prior to the Commencement Date, notwithstanding anything to the contrary in this Lease or at law.

**13.3 Tenant to Furnish Information**

13.3.1 All requests for Landlord's consent to effect a Transfer shall be in writing and be accompanied by each of the following: i) the name, address and telephone number of each proposed assignee, subtenant or occupant and if it is a corporation, the names of the directors and the majority shareholders (or in the case of a change of control, those Persons who would subsequently acquire effective control); ii) details of the proposed assignee's, subtenant's or occupant's prior business experience (including experience in the enterprise for which the Premises are to be operated pursuant to the Lease); iii) bank and other credit references, required to assess the business or financial strength and standing of the proposed assignee, subtenant or occupant; iv) a non-reimbursable certified cheque or draft of a Canadian chartered bank for eight hundred and sixty-two dollars and sixty-nine cents ($862.69) (including G.S.T. and Q.S.T.); v) if the proposed assignee, subtenant or occupant is a corporation, its articles of incorporation and all certificates of amendment; vi) details of the transaction of transfer between the Tenant and the proposed assignee, subtenant or occupant and all relevant documents with respect thereto; vii) a signed copy of Landlord's standard form of letter of consent authorizing Landlord to make inquiries regarding the personal affairs of the proposed assignee, subtenant, occupant or any principal thereof, and viii) all other information or documentation which Landlord may reasonably require.

**13.4 Landlord's Rights**

13.4.1 Following receipt of all information and documents required by section 13.3, Landlord shall notify Tenant, in writing, within a reasonable delay, whether: i) that it does not grant its consent to the proposed Transfer and stating the reasons why; or ii) that it grants its consent to the proposed Transfer.

13.4.2 If Landlord consents to a Transfer, the consent shall be subject to the following conditions:

(i) Tenant and proposed assignee, subtenant or occupant will be solidarily liable to Landlord to fulfill all Tenant's obligations under this Lease for the Term and any extension or renewal thereof, the whole without novation or derogation of any kind, and without benefit of division or discussion in favour of assignee, subtenant or occupant;

(ii) the Transfer document will be prepared by Landlord or its attorneys in conformity with the terms and conditions of subsection 13.3.1; and

(iii) if Landlord is holding any Security Deposit whatsoever, it will automatically be transferred to the account of the assignee, subtenant or occupant unless the Security Deposit is in a form which is not susceptible of being transferred without the consent of a third party, in which case the Security Deposit must be replaced by a new Security Deposit by the assignee, subtenant or occupant, failing which, and without in any manner prejudicing any of Landlord's other rights and recourses, the original Security Deposit may be realized upon as if Tenant was in default of its obligations under this Lease;

13.4.3 Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Premises for purposes of any Transfer and shall not permit any broker or other party to do any of the foregoing where any such text and format proposed by Tenant shall contain any reference to the rental rate or other charges for the Premises.

**13.5 Assignment by Landlord**

13.5.1 In the event of the sale, lease or other disposition by Landlord of its rights to all or part of the Shopping Centre and/or to this Lease, Landlord shall thereupon without further agreement, be freed and relieved of all its liability and obligations pursuant to the present Lease with respect to such obligations from the date of such assignment, provided that the beneficiary of such alienation assumes all of Landlord's obligations pursuant to this Lease.

**13.6 Status Statement**

13.6.1 Within ten (10) days after written request therefor by Landlord, Tenant shall deliver a Status Statement addressed to the Landlord or any other Person designated by Landlord, in the form annexed as schedule "F" or such other substantially similar form which Landlord may submit to Tenant. If Tenant shall be in default of the terms and conditions of the present subsection, the Landlord shall have the right, without prejudice to its other rights and recourses to require the payment of the penalty stipulated in subsection 17.4.2 or to resort to injunction as stipulated in subsection 17.5.3.

| Initials | |
|---|---|
| Landlord | Tenant |
| [handwritten initials] | [handwritten initials] |

**13.7 Subordination and Attornment**

**13.7.1** All of Tenant's rights under this Lease shall be subordinated to the rights of any present or future Secured Lender or any other assignee of Landlord's rights under this Lease, and Tenant recognizes or shall recognize any such Secured Lender or assignee as Landlord hereunder.

**13.7.2** Tenant shall, upon the request of Landlord, any Secured Lender or any Person having an interest in the Shopping Centre, properly execute such document as shall carry out the intent of subsection 13.7.1.

## ARTICLE 14
## MAINTENANCE, REPAIRS, REPLACEMENTS AND ALTERATIONS

**14.1 Landlord's Obligations to Repair and Maintain**

**14.1.1** Landlord shall maintain, repair and replace as would a prudent and diligent proprietor of a similar shopping centre, the foundations, exterior weather walls, and all structural portions of the Shopping Centre.

**14.1.2** Landlord's obligations under subsection 14.1.1 shall be subject to the following exceptions: (i) normal aging which does not affect the Tenant's enjoyment of the Premises or the Shopping Centre; (ii) any obligation of Tenant to maintain, repair or replace; (iii) the repair of any damage caused by a peril against which Landlord is not insured, or where the peril is covered by insurance, Landlord has not obtained sufficient insurance proceeds to repair the damage despite diligent efforts to obtain them; (iv) damage caused by any fault of Tenant; (v) damage, destruction or expropriation in the circumstances where the Lease will terminate pursuant to the provisions of Article 16; or (vi) any requirement of any governmental or quasi-governmental authority or insurer applicable to the Premises that Landlord has not been notified of prior to the date Landlord executes this Lease.

**14.2 Tenant's Obligation to Maintain and Repair**

**14.2.1** Subject to Article 9 and subsections 14.1.1 and 14.2.5 and despite any provision of the Civil Code of Quebec or any other legislation to the contrary, Tenant will maintain, repair (including grosses réparations), replace and keep the Premises with all improvements, fixtures and equipment located in or exclusively serving the Premises in the same manner as would a prudent owner of similar premises.

**14.2.2** Such obligation of Tenant shall apply, without limitation, to all glass and plate glass, all electrical, mechanical, plumbing, sprinkler and other systems, as well as periodic painting, redecorating, refixturing and/or renovating, which without limiting the generality of the foregoing, may include changing of tiles and/or floor coverings, and the installation of new ceilings and new lighting fixtures, in order to maintain the physical appearance of the Premises, in a manner compatible with the Shopping Centre.

**14.2.3** Tenant shall, at its cost at any time during the Term, promptly do all work required to have the Premises comply with requirements of all competent authorities or insurers.

**14.2.4** Tenant's obligations under subsection 14.2.1 shall be subject to the following exceptions: (i) repairs or replacements to the Premises required as a result of a structural defect or any other defect; (ii) damage or destruction or expropriation in circumstances where the Lease will terminate pursuant to one or more of the provisions of Article 16; or (iii) Landlord's obligations under section 14.1.

**14.2.5** All necessary repairs or replacements to any Common Facilities located within the Premises and serving exclusively or in part the Premises and to Common Facilities located outside the Premises but serving exclusively or in part the Premises will be effected by Landlord exclusively at Tenant's expense.

**14.3 Alterations by Tenant**

**14.3.1** Tenant shall not make any change, alteration, addition, repair or improvement in or to the Premises which in any manner affects the structure, the roof, the perimeter walls, the bearing floors, the storefront, the sprinkler system (whether it services the Premises exclusively or not), or any heating, ventilation or air-conditioning system or equipment or the electrical and plumbing services or systems (whether these serve the Premises exclusively or not), without in each case obtaining Landlord's prior written approval thereto. Tenant will accompany each request for Landlord's written approval by detailed plans and specifications for the intended work, and will ensure that the work is done according to the relevant provisions of this Lease.

**14.3.2** Despite anything contained in this section 14.3 to the contrary, where Tenant requests Landlord's consent or permission to do any work pursuant to subsection 14.3.1, Landlord may perform the work in question on behalf of Tenant, and Tenant will pay to Landlord the cost of the work together with a fifteen percent (15%) supervision fee of the total cost of said work. All such amounts will be due by Tenant to Landlord as of the day they are incurred by Landlord.

**14.4 General Provisions Covering Work by Tenant**

**14.4.1** Tenant shall effect all repairs, replacements and work for which it is responsible for which it has the right to carry out pursuant to the present Lease in a good workmanlike manner and in compliance with all applicable laws, regulations, by-laws, orders or requirements of any competent authority. All work will be done using high quality labour and material, and by Persons whose labour union affiliations are not incompatible with other workmen employed by Landlord and its contractors doing work in the Shopping Centre.

| Initials | |
|---|---|
| Landlord | Tenant |
| TES | |

**14.4.2** Tenant shall obtain all necessary construction and other permits before starting any work in the Premises. Tenant agrees not to require or obtain such permits without first obtaining Landlord's written permission.

**14.4.3** Tenant shall not make any repairs, openings, or additions to any part of the exterior of the Premises, or to the Common Facilities, nor place anything of whatsoever nature in or upon any part of the Common Facilities and more particularly on the roof, without having obtained the prior written consent of the Landlord. In addition it is expressly forbidden for Tenant, its employees, agents, representatives or any Person for whom Tenant is in law responsible to go upon the roof of the Shopping Centre for any reason whatsoever without Landlord's prior written consent. Notwithstanding the prior granting of such consent, the Tenant shall be fully responsible for all ensuing costs and damages whether to remove materials or to effect repairs needed as a result of such acts.

**14.5 Legal Hypothec**

**14.5.1** Tenant shall promptly pay all charges for any work, materials or services which may give rise to a legal hypothec or its publication against all or part of the Shopping Centre. Furthermore, if any work (including without limitation, any Tenant's Work), may give rise to a legal hypothec or to its publication or to any other encumbrance, Tenant will not start any such work until it furnishes Landlord with a renunciation by any beneficiary of such legal hypothec or other encumbrance.

**14.5.2** Tenant will ensure any such legal hypothec or encumbrance will be radiated within fifteen (15) days of its publication unless Tenant is bona fide contesting the validity of the claim before a Court of competent jurisdiction and furnishes Landlord with sufficient funds to pay the entire claim in debt, anticipated interest and judicial costs. Landlord will hold these funds without interest as a security pending final judgment or settlement of the claim.

**14.5.3** Landlord may require the radiation of the legal hypothec or other encumbrance. If Tenant does not radiate the legal hypothec or other encumbrance within fifteen (15) days of Landlord's notice, Landlord may radiate it by paying the creditor the amount claimed to be due, or at Landlord's option, in any other manner permitted by law. Tenant will reimburse Landlord on demand the total amount paid by Landlord, and all costs and expenses, including judicial costs and extra-judicial legal fees, incurred by Landlord in procuring the radiation of the legal hypothec or other encumbrance.

**14.6 Performance of Tenant's Obligations by Landlord**

**14.6.1** Where Tenant has defaulted under any of its obligations under subsections 14.2 or 14.3 and has not cured the default within seven (7) days of written notice by Landlord to Tenant or where Tenant has failed to diligently respond to an emergency situation following a verbal or written notice by Landlord, Landlord may, (without being obliged to do so), do the required work at Tenant's cost, together with an administration and supervision fee equal to fifteen percent (15%) of the total cost of said work . Landlord shall not be responsible for any damages caused as a result of such work.

**14.7 Signage**

**14.7.1** Tenant shall not erect or place any sign, decal, decoration, lettering, design or advertisement of any nature whatsoever (the Sign) in the interior of the Premises for exterior view or on the exterior walls of the Premises or on the walls of the mall or elsewhere in the Shopping Centre or in the display windows without first obtaining the Landlord's written consent as to the specifications, design, location and method of installation. All such Signs shall conform to all applicable rules and regulations and shall be of high quality. Furthermore, all such Signs shall be suitably illuminated where applicable in the same manner as other signs in the Shopping Centre. Tenant shall not install or affix any Sign in the Premises or in the Shopping Centre which is visible from the exterior of the Shopping Centre. All signs on Tenant's storefront which Landlord allows Tenant to install must be so installed prior to the opening by Tenant of its Premises to the public.

**14.7.2** No Sign advertising an auction sale, going out of business sale, closing out sale, bankruptcy sale or any other similar sale other than one in the normal course of Tenant's business, or any Sign indicating that the Tenant is moving to another location, shall be permitted in the Shopping Centre.

**14.7.3** Landlord may, acting reasonably, at anytime during the Term either require that Tenant install and maintain, at its cost, a suitable Sign on the exterior of the Premises or replace any of its existing Signs to conform to Landlord's sign criteria as it may exist from time to time in relation to said Sign. Tenant agrees that if for the purposes of any maintenance, repairs, alterations or changes to the Shopping Centre, Tenant shall, at Landlord's request temporarily remove and store any of its Signs, and shall replace same once the work is completed, the whole at Landlord's expense (save for the storage which will be at Tenant's cost). Furthermore, if for any of the foregoing purposes Landlord requires Tenant to relocate any Sign elsewhere in the Shopping Centre, Tenant will do so at Landlord's expense and if necessary Tenant will modify same at its cost to accommodate the physical characteristics of the new location.

**14.7.4** Any default by Tenant to comply with the provisions of this section 14.7 will entitle Landlord to remove all Signs which have not received Landlord's approval, without prejudice to Landlord's other rights and recourses in the circumstances.

**14.8 Return of the Premises**

**14.8.1** Upon the expiry or earlier termination of this Lease, Tenant shall deliver to Landlord vacant possession of the Premises in the state of maintenance and repair as required pursuant to the terms and conditions of the present Lease.

| Landlord | Tenant |
| --- | --- |
| T/JS | [initials] |

(v) business interruption insurance in such amounts as will reimburse Tenant for all loss of earnings attributable to perils insurable under subsections 15.2.1 (ii) and (iii) or attributable to the prevention or reduction of access to the Premises or the Shopping Centre, the whole for a minimum period of one year; and

(vi) any additional insurance as Landlord acting reasonably may require from time to time in accordance with generally accepted industry practice.

15.2.2 Tenant's insurance policies shall be with a reputable insurer licensed to do business in Canada and the whole in a form reasonably acceptable to Landlord. The insurance policies shall be primary and shall require at least thirty (30) days written notice to Landlord before any cancellation or material change. All comprehensive general liability policies and property damage policies will name Landlord as a named insured as its interest may appear, and all comprehensive general liability policies will contain a cross-liability or severability of interest provision. All property damage policies shall contain a waiver of subrogation rights which Tenant's insurers may have against Landlord or any Person for which Landlord is legally responsible, despite that any damage suffered is caused by the act, omission, fault or want of skill of the Landlord or such Person.

15.2.3 Tenant shall provide Landlord with reasonable evidence of the required insurance coverage and any renewal within ten (10) days of Landlord's request, failing which Landlord may place the insurance for Tenant at Tenant's cost.

**15.3 Compliance With Insurers' Requirements**

15.3.1 Tenant will promptly comply, at its expense, with all requests of Landlord's insurers regarding the Premises or the Shopping Centre.

15.3.2 Tenant will pay to Landlord on demand any increase in the cost of Landlord's insurance resulting from Tenant's use or occupation of the Premises.

**15.4 Limitations on Landlord's Liabilities**

15.4.1 Landlord will not be liable in any manner to Tenant or any other Person for damages of whatsoever nature for any fault of Landlord or any Person for whom Landlord is responsible in law save in the case of gross fault. This exculpatory provision will apply to damage or injury of any nature whatsoever, including, without limitation, property damage and loss of earnings, no matter how it may occur, or whether the source is contractual, delictual or quasi-delictual and whether or not such loss is covered by the insurance policies Tenant is obliged to maintain pursuant to the terms of this Lease.

15.4.2 Tenant will indemnify and save harmless Landlord and take up Landlord's defense for: (i) any loss or damage Landlord is released pursuant to subsection 15.4.1; (ii) any loss or damage, however caused to Tenant's property (including documents) in or about the Premises; and (iii) all fines, liabilities, damages, suits, claims, demands and actions of any kind or nature which the Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision of this Lease or by reason of any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any Person including the Landlord by reason of any such breach, violation or non-performance or fault on the part of the Tenant, or any of its employees, officers, agents or independent contractors employed by the Tenant or all Persons for whom Tenant is in law responsible, and from and against all costs, legal counsel fees, expenses and liabilities incurred with respect to any of the foregoing.

## ARTICLE 16
## DAMAGE AND DESTRUCTION AND EXPROPRIATION

**16.1 Damage or Destruction of Premises**

16.1.1 If the Premises are destroyed or damaged for any reason whatsoever, then subject to section 16.2, the following provisions will apply:

16.1.1.1 If the Premises remain fit for the use for which they were leased, the Lease shall continue in full force and effect without abatement or diminution of any Rent.

16.1.1.2 If the Premises remain fit in part only for the use for which they were leased, this Lease shall continue in full force and effect, except that Minimum Rent and the Additional Rent will abate to the extent that the Premises cannot reasonably be used for their intended purposes.

16.1.1.3 If the Premises become totally unfit for the use for which they were leased, this Lease shall continue in full force and effect, except that Minimum Rent and Additional Rent will fully abate.

16.1.1.4 All abatements will occur from the date of the damage or destruction until the earlier of the date that Tenant is obliged to complete Tenant's Work within the Premises pursuant to subsection 16.1.2 or the date that the period of indemnity terminates for rental income insurance pursuant to Landlord's rental income insurance policy.

16.1.1.5 Landlord will commence and proceed diligently to reconstruct, rebuild or repair any damage to the Premises to the extent only of Landlord's Work stipulated in schedule "B".

16.1.1.6 Landlord will be under no obligation to repair or restore the Premises to exactly the same condition and state as they existed before any damage or destruction provided that the enjoyment that Tenant may obtain from the Premises is of a similar or better quality that which existed prior to the damage or destruction.

| Initials | |
|---|---|
| Landlord | Tenant |
| [signature] | [signature] |

**16.1.2** Following Landlord's written notice that Landlord's Work has been substantially completed, Tenant will diligently complete all work stipulated in Schedule "C". Where there had been no Tenant's Work stipulated in the Lease, Tenant shall carry out all work necessary to refixture the Premises in order to open its doors to the public and to operate its entreprise in accordance with the terms and conditions of the Lease.

**16.1.3** Tenant shall not be entitled to any allowance, inducement, payment or compensation from Landlord in connection with Tenant's Work even if such allowance, inducement, payment or other consideration was made at the time of original construction of the Premises or at the date of the signature of the Lease.

**16.1.4** If the Premises have been closed for business, Tenant shall re-open them in conformity with section 10.2 no later than thirty (30) days after Landlord notifies Tenant that the Premises are available for it to start Tenant's Work, except if Landlord has granted a longer delay. Tenant shall recommence payment of all Minimum Rent and Additional Rent on the earlier of the date Tenant opens for business or the expiry of the delay for completing Tenant's Work as specified pursuant to this section.

**16.2 Damage or Destruction of Shopping Centre**

**16.2.1** Notwithstanding any contrary provision of this Lease and specifically, but without limitation, notwithstanding section 16.1, if the Shopping Centre is totally or partially damaged or destroyed (whether the Premises are affected or not), and (i) in the Architect's opinion, the damaged or destroyed portions cannot reasonably be repaired, restored or rebuilt within six (6) months following the occurrence of the damage or destruction; or (ii) the cost as estimated by the Architect, of repairing, restoring or rebuilding the damaged or destroyed portions would exceed the proceeds of insurance available to Landlord for such purpose; or (iii) the damage or destruction was caused by a peril for which Landlord was not insured and for which Landlord was not obliged to insure against; or (iv) any lease agreement with a Major Tenant is terminated as a result of the damage or destruction; or (v) less than two (2) years remains during the Term; or (vi) a Secured Lender will not consent to the use of insurance proceeds for repair or reconstruction; then in any of the above cases, Landlord may, at its option (to be exercised by written notice to Tenant within thirty (30) days following any such occurrence) elect to terminate this Lease.

**16.2.2** f Landlord elects to terminate this Lease, then the following provisions will apply

**16.2.2.1** If the Premises become totally unfit for the use for which they were leased, the termination will take effect from the date of the damage or destruction and the Rent will cease to be payable and will be adjusted as of that date.

**16.2.2.2** If the Premises have been rendered partly unusable and Tenant has occupied or has been reasonably capable of occupying any part of the Premises from the date of the damage or destruction, the Lease will terminate ten (10) days from Landlord's notice stipulated in subsection 16.2.1 and the Rent will cease to be paid by Tenant as of the date of termination, however, Minimum Rent and Additional Rent will abate from the date of the damage and destruction until the date of termination to the extent the Premises cannot reasonably be used for their intended purposes.

**16.2.2.3** If the Premises were not rendered wholly or partly unfit for the use for which they were leased, the Lease will terminate ten (10) days from Landlord's notice stipulated in subsection 16.2.1 and the Rent will be adjusted to such date of termination.

**16.2.3** If the Shopping Centre is totally or partially damaged or destroyed and Landlord does not elect to terminate this Lease, subject to subsection 16.2.4, Landlord shall commence and proceed diligently to reconstruct or repair those portions of the Shopping Centre which have been so damaged or destroyed to the extent only of the Landlord's responsibilities pursuant to the terms of the various leases for premises in the Shopping Centre and exclusive of any tenants' responsibilities. Furthermore, if the Premises are being repaired or reconstructed, the provisions of section 16.1 will apply.

**16.2.4** If Landlord does any reconstruction or repairing of the Shopping Centre, Landlord may do any one or more of the following: (i) use plans, specifications and working drawings which differ from those applicable to the Shopping Centre existing prior to the damage or destruction provided that the enjoyment Tenant may obtain from the Premises is of a similar or superior quality to that which existed prior to the damage or destruction; (ii) change the configuration, design and/or size of the Shopping Centre or any of its component parts including, without limitation, the location and size of any mall, court, entrance, parking facility or any of other Common Facilities provided that the enjoyment Tenant may obtain from the Premises is of a similar or superior quality to that which existed prior to the damage or destruction; and (iii) redesign the tenant mix, both with respect to the kinds of uses which will be included in the tenant mix, as well as the physical location of the types of uses being operated prior to the damage or destruction. Tenant agrees that none of the foregoing shall constitute a default of Landlord's obligation to provide peaceable enjoyment of the Premises, nor shall it constitute a change of form or destination of the Shopping Centre, nor shall the validity or enforceability of this Lease be affected in any manner by any of the foregoing.

**16.3 Expropriation**

**16.3.1** Both Landlord and Tenant agree to cooperate with each other in respect of any expropriation of all or any part of the Premises or any other part of the Shopping Centre, so that each may receive the maximum award to which each is respectively entitled by law. If any portion of the Shopping Centre other than the Premises is expropriated, then the proceeds accruing therefrom shall belong solely to Landlord, and Tenant shall abandon to Landlord any rights which Tenant may have by operation of law to such proceeds or award. Tenant will execute such documents as required to give effect to the foregoing.

| Initials | |
|---|---|
| Landlord | Tenant |

**16.3.2** If at any time during the Term, any material part of the Shopping Centre is expropriated or if access to the Premises is materially affected by such expropriation, then Landlord may terminate this Lease on written notice to Tenant, which termination will take effect on the earlier of the date of the expropriation or the taking of prior possession.

**16.3.3** Whether the Lease is terminated or not, Tenant shall have no claim against Landlord as a result of or arising from the expropriation of all or any part of the Shopping Centre or the Premises.

## ARTICLE 17
## DEFAULT, RECOURSES AND SECURITY

**17.1 Default**

**17.1.1** The occurrence of any of the following events shall constitute a default by the Tenant:

(i) if any amount payable by Tenant pursuant to this Lease, including without restriction, the Rent or any installment thereof, shall not be paid and such non-payment shall continue for five (5) days thereafter when due; or

(ii) if Tenant fails to fulfill or respect any other of its obligations under this Lease (other than those referred to in other paragraphs of this section 17.1, to which this subsection (ii) will not apply), and the default is not rectified fifteen (15) days after written notice of default to Tenant stating with reasonable particularity the nature of such default (or such longer period as may be necessary to cure the default if the default is not reasonably susceptible of being cured within such fifteen (15) day delay, and Tenant does not commence to cure such default within said fifteen (15) day delay and proceed to cure same with all due diligence); or

(iii) if Tenant or any Person occupying the Premises or any part thereof, becomes bankrupt or insolvent or takes the benefit of any law for bankrupt or insolvent debtors or files any proposal or makes or attempts to make an assignment for the benefit of its creditors or makes or attempts to make any arrangement or compromise; or

(iv) if any steps are taken or any action or proceedings are instituted by any Person for the dissolution, winding-up or the liquidation of Tenant or its assets; or

(v) if the Premises are abandoned, become and remain vacant for a period of three (3) consecutive days, or are not open and operating for business to the public during all of the ordinary business hours of the Shopping Centre as determined by the Landlord for the majority of the retail tenants; or

(vi) if any of the property in the Premises is seized before or after judgment and main-levée of the seizure is not obtained within fifteen (15) days; or

(vii) if a Transfer is effected or any Tenant Security is granted in any manner other than as permitted by this Lease; or

(viii) if Tenant falsifies any Controls or Statements including but not limited to Monthly Statements and Audited Statements, or if Tenant has not followed the recommendations of the Landlord as required by subsection 7.5.3; or

(ix) if Tenant is in default of any lease, offer to lease or other agreement in relation to other premises located in the Shopping Centre or other property of which Landlord is owner or manager;

then upon the occurrence of any such default, the present Lease shall, at Landlord's option, exercisable by written notice to Tenant, ipso facto terminate, without prejudice to all other rights and recourses of Landlord, and without diminishing or extinguishing the liability of any Guarantor, and the Tenant shall immediately vacate and surrender to Landlord the Premises, and Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises, remove or cause to be removed therefrom any Person occupying same together with any property therein and may thereafter bolt the Premises or change the locks thereon and/or suspend all services and/or utilites provided by Landlord to Tenant

**17.2 Consequences of Tenant's Default**

**17.2.1** Upon the occurrence of any default by the Tenant, Landlord shall be entitled to payment of the Rent for the then current month and for the next succeeding six (6) months as accelerated rent, and Landlord may immediately claim the same together with any arrears then unpaid owing to Landlord by Tenant, under reserve of and without prejudice to all of Landlord's other rights, remedies and recourses.

**17.3 Waiver**

**17.3.1** In the event Tenant is in default to perform any of its obligations (including without limitation, the payment of any rent), and Landlord shall have instituted proceedings to cancel, terminate or to confirm its cancellation or termination of the Lease, Tenant shall not have any right to prevent such cancellation or termination by remedying its default or defaults subsequent to the institution of such legal proceedings.

Initials
Landlord | Tenant

**17.4 Indemnity**

**17.4.1** Whenever Landlord is required to retain the services of external legal counsel to enforce the fulfillment by Tenant of any of its obligations under this Lease, Tenant shall pay to Landlord on demand, in addition to costs otherwise payable by Tenant, all costs and legal fees (on a lawyer and client basis) incurred by Landlord in connection with the enforced fulfillment of Tenant's obligation hereunder.

**17.4.2** Without limiting the generality of subsection 17.4.1, save where another provision of this Lease imposes a penalty in respect of a specific default, if Tenant is in default of any of its obligations under the Lease, then due to the simple delay in performance of such obligation, Tenant shall pay to Landlord on demand a penalty in the sum of one thousand dollars ($1,000.00) per day or partial day, per default, until such default(s) is/are remedied, the whole without prejudice to any of Landlord's other rights and recourses. Tenant hereby renounces the right to have the penalty reduced, even if the obligation for which the penalty is being imposed be performed in part. The present section shall apply in particular but without limitation in the event of the default of Tenant to act in conformity with its obligations pursuant to sections 5.2, 10.2, 10.3, 10.4 and 13.6 of the Lease.

**17.5 Additional Recourses**

**17.5.1** Whenever Tenant defaults in the performance of any of its obligations under this Lease, Landlord may perform any such obligation for the account of Tenant and may enter upon the Premises. Tenant shall pay to Landlord on demand, the amount of all costs and expenses incurred by Landlord in connection with such default or in curing or attempting to cure such default together with an administration fee of fifteen percent (15%) of the total of such costs and expenses incurred by Landlord.

**17.5.2** Save in the case of emergency, Landlord will not exercise any rights pursuant to subsection 17.5.1 until it first gives Tenant a notice stipulating the nature of the default.

**17.5.3** If Tenant is in default to fulfill any of its obligations under this Lease and in particular its obligations pursuant to sections 5.2, 10.2, 10.3, 10.4 and 13.6 of the Lease, then in addition to and without prejudice to any other rights or recourses of Landlord hereunder, Landlord may, at its option, obtain injunctive relief to enforce the fulfillment of any obligation to do or not to do, Tenant hereby expressly acknowledging and agreeing that this present section constitutes a fin de non recevoir against any defense to Landlord's application for injunctive relief made to enforce the fulfillment of any obligation to do or not to do.

**17.6 Non-Waiver**

**17.6.1** No condoning, excusing or over-looking by either party of any default by the other at any time in respect of any of its obligations shall operate as a waiver of Landlord's or Tenant's rights hereunder in respect of any such default or any subsequent default or so as to defeat or affect in any way the rights of Landlord or Tenant in respect of any such default or subsequent default. No waiver shall be inferred from or implied by anything done or omitted to be done by Landlord or Tenant save only where such waiver is expressed in writing.

**17.6.2** Without limiting the general application of subsection 17.6.1, the acceptance of any sums of money, statements of account or reports that the Tenant or Landlord must pay or provide pursuant to the present Lease, shall not constitute a renunciation of the rights of the Landlord or Tenant in virtue of theses presents.

**17.7 Remedies Generally**

**17.7.1** Mention in this Lease of any particular remedy or remedies in favour of one party in respect of any default by the other shall not preclude the creditor of the obligation from exercising any other remedy in respect thereof, whether pursuant to this Lease or pursuant to any applicable law. No remedy shall be exclusive or dependent upon any other remedy, but the creditor may from time to time exercise any one or more of such remedies independently or in combination, such remedies being cumulative and not alternative.

## ARTICLE 18
## SECURITIES

**18.1 Security Deposit**

N/A

**18.2 Tenant Security**

N/A

**18.3 Movable Hypothec**

N/A

**18.4 Guarantee**

N/A

| Initials | |
|---|---|
| Landlord | Tenant |
| [initials] | [initials] |

**ARTICLE 19**
**MISCELLANEOUS PROVISIONS**

**19.1 No Partnership**
19.1.1 Nothing contained in this Lease or as a result of any acts of the parties hereto shall be deemed to create any relationship between the parties other than the relationship of landlord and tenant.

**19.2 Time of Essence**
19.2.1 Time shall be of the essence of this Lease in respect to all of the agreements and obligations of the Tenant and/or the Landlord contained herein.

**19.3 Publication**
19.3.1 This Lease may be published in accordance with Article 2999.1 of the Civil Code of Quebec, and shall be approved by Landlord and by Tenant at Tenant's expense. The text of the notice shall not mention nor refer to any of the financial terms of the Lease nor any exclusivity or other restrictions in favor of Tenant nor any other element not approved by Landlord in its discretion prior to its publication. At the expiration of the Term or termination of this Lease, Tenant shall publish, at its expense all documents required for publication evidencing the termination of the Lease, failing which, Landlord will have the right to do so at Tenant's expense.

**19.4 Entire Agreement**
19.4.1 This Lease and such regulations as may be adopted and promulgated by the Landlord from time to time constitute the entire agreement between the parties. Tenant acknowledges that there are no promises, representations, agreements, conditions or understandings (whether oral or written, implied or expressed) between the parties other than as are expressly herein set forth. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless made in writing and signed by them.

**19.5 Notices**
19.5.1 Any notice, demand or request, to be given by any party to the other shall be given by registered or certified mail or hand delivered to the address of the party to whom notice is being given as set out in section 1.1 or served by bailiff. However, invoices or other requests for payment may be sent by ordinary mail.

19.5.2 Any notice, demand or request, sent by registered or certified mail will be deemed to have been received the third business day following the date of mailing (provided that at such time no postal strike is in progress or has been publicly announced), and any notice of default, request or notice sent in any other manner stipulated in subsection 19.5.1 will be deemed to have been received on the day it is sent. If the Premises are vacant Landlord may leave a copy of any notice demand or request at the office of the Superior Court of the District of Montreal and such notice, demand or request will constitute sufficient notice pursuant to the terms of this Lease.

19.5.3 Any party may change its address for the purposes of this section by advising the other party in writing of such change.

**19.6 Captions**
19.6.1 The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any of its provisions.

**19.7 Governing Law and Election of Domicile**
19.7.1 This Lease shall be construed and governed by the laws of the Province of Quebec. Furthermore, all of the parties hereby elect domicile before the court of competent jurisdiction in the Judicial District of Montreal, for the purpose of any legal proceedings to be instituted as a consequence of this Lease, irrespective of the fact that this Lease may have been executed by any party outside of the Judicial District of Montreal.

**19.8 Brokerage Commission**
19.8.1 Any brokerage commissions with respect to the present transaction shall be borne exclusively by Tenant and Tenant shall indemnify and hold Landlord harmless from any and all claims for payment of commission with respect thereto, unless Landlord has given a specific written mandate to any broker or agent for the present transaction.

**19.9 Interpretation**
19.9.1 Unless the context dictates otherwise, the singular number will include the plural; the masculine will include the feminine and the neuter; and vice-versa in all cases.

19.9.2 The use of italics or bold characters in the Lease are voluntary and is intended to identify the portions of the Lease that have been negotiated and changed between the parties.

**19.10 Binding on Successors and Assigns**
19.10.1 This Lease shall be binding upon and enure to the benefit of successors, legal representatives and assigns of the parties except as may otherwise be provided in this Lease.

**19.11 Several Liability**

| Initials | |
|---|---|
| Landlord | Tenant |
| | |

other obligations under this Lease shall be deemed to be several, each such Person hereby irrevocably waiving all benefi of division and discussion.

**19.12 Partial Invalidity**

**19.12.1** If for any reason whatsoever, any term, or condition of this Lease, or the application thereof to any Person or circumstance is to any extent held or rendered invalid, unenforceable or illegal, then such term, or condition shall be deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof and the remainder of the Lease shall not be affected, impaired or invalidated and will continue to be applicable and enforceable to the fullest extent permitted by law against any Person and circumstance other than those as to which it has been held or rendered invalid, unenforceable or illegal.

**19.13 Schedules**

**19.13.** The schedules enumerated below form an integral part of this Lease:

**"A" Corporate Resolution**
**"B" Landlord's Work**
**"C" Tenant's Work**
**"D-1" Premises**
**"D-2" Site Plan**
**"F" Status Statement**

**19.14 Financial and Other Information Concerning the Borrower and the Guarantor**

**19.14.1** The Tenant and Guarantor (if any) authorize(s) the Landlord to collect personal information concerning them, in particular, financial information or information with respect to any undertaking or surety given in favour of third persons for the purposes of verifying information provided to the Lease by the Tenant and the Guarantor (if any) to ensure their solvency within the context of this loan. The Tenant and the Guarantor (if any) authorize(s) the Landlord to establish a file for these purposes.

For these purposes, the Tenant and the Guarantor (if any) authorize(s) any agent of personal information, financial institution, tax authority, employer, creditor, public entity and any other person with personal information concerning the Tenant or the Guarantor, in particular, financial information or information with respect to any undertaking or surety given to communicate such information to the Landlord. They and the Landlord are also authorized to exchange such information concerning the Tenant and the Guarantor.

**19.14.2** The Tenant and the Guarantor (if any) authorize the Landlord to communicate this information to any future assignee of its rights by virtue of this Contract.

**19.14.3** The Landlord's employees in charge of loan and security applications, management and realization or its mandataries, insurers and internal or external auditors, may have access to the information collected on the Tenant or the Guarantor. The Landlord keeps this information at its head office. If there are persons for whom this information is defined as personal information under the Act respecting the Protection of Personal Information in the Private Sector, the Tenant and the Guarantor (if any) may have access to the information and, if need be, present a request for rectification.

**19.14.4** The Tenant (and the Guarantor, if applicable) declare having been informed of the purpose of the said file created or to be created by the Landlord on the Tenant (or Guarantor) as well as, the use to which may be put this information. The Tenant (and the Guarantor, if applicable) recognize that the purpose of collecting said information is serious and legitimate and that the use thereof is necessary for the completion and signature of the present Lease.

**19.15 Language**

**19.15.1** The Landlord, the Tenant and each Guarantor, if any, acknowledge that they have requested and consented that this Lease and all documents, notices, correspondence and legal proceedings consequent upon, ancillary or relating directly or indirectly hereto, forming part hereof or resulting herefrom be drawn up in English.

**19.15.2** Le Locateur, le Locataire et toute Caution, s'il y a lieu, reconnaissent qu'ils ont exigé et consenti que cette convention ainsi que tous documents, avis, correspondance et procédures légales consécutifs à, ayant rapport directement ou indirectement avec, faisant partie ou découlant de cette convention soient rédigés en anglais.

**19.16 Confidentiality**

The terms and conditions of the present Lease are confidential. Any information pertaining to the present Lease cannot be communicated or revealed to a third party without the written consent of the Landlord whose refusal will be deemed reasonable if the information that would be communicated or revealed is of a financial nature. The non-respect of the present section by the Tenant will be considered a major prejudice for the Landlord and also a default according to the terms and conditions of the Lease.

**19.17 Waivers by the Tenant**

The Tenant waives any right which it may have or enjoy at any time pursuant to Articles 1859, 1861, 1863 and 1867 of the Civil Code of Quebec, or any replacement legislation.

| Initials | |
|---|---|
| Landlord | Tenant |

**ARTICLE 20**
**ADDITIONAL PROVISIONS**

**N/A**

| Initials | |
|---|---|
| Landlord | Tenant |
| | |

duly called and held on the 30 day of Dec, 20 05 as set forth in minutes of the said meeting and further that the said Resolution is now in full force and effect.

Dated this 30 day of Dec, 20 05

SECRETARY

**SCHEDULE "B"**

**DESCRIPTION OF LANDLORD'S WORK**

The Landlord shall have no work to perform in the Premises, and the Tenant agrees to accept the Premises in the state and condition that they are in on the date of delivery.

| Initials | |
|---|---|
| Landlord | Tenant |
| | |

**SCHEDULE "C"**

**TENANT'S WORK**

The Tenant agrees to accept the Premises in the state and condition that they are in on the date of delivery.

For the completion and the execution of the Tenant's work as described and provided in the present Schedule "C" and as authorized and accepted by the Landlord, the Tenant hereby accepts to only retain the services of a general contractor, duly registered and authorized to act as such in the Province of Quebec, meeting and complying with all requirements demanded by all competent authorities from time to time.

The Tenant shall be responsible for the performance of all work that is necessary to prepare the Premises, at Tenant's cost, pursuant to plans approved by the Landlord and in compliance with industry standards, using new materials, fixtures and equipment of good quality, the whole in compliance with Landlord's standards acting reasonably.

In addition to all other work to be carried out by the Tenant in the Premises, the Tenant undertakes to carry out the following work pursuant to the provisions of this Schedule "C".

**ELECTRICAL POWER / LIGHTING**

- **Modify existing electrical, if necessary, to furnish kiosque.**

**PLANS / SPECIFICATIONS / AND INFORMATION**

Within fifteen (15) days following the acceptance of these presents by the Landlord, the Tenant shall submit for the Landlord's approval four sets of the following plans and specifications:

- **Design plans from recognized interior designers or architects, including samples of finishings to be used.**

**OTHER WORK**

- **Tenant shall build a kiosque as per Landlord's design criteria and shall ensure that kiosque location respects all applicable building codes.**

The Tenant shall submit Schedules "B" and "C" of these presents, to its consultants and General Contractor to enable them to set up their plans and specifications accordingly.

Plans and specifications must contain all detailed information required to complete the work which the Tenant intends to or must perform, including, without limitation, dismantling and/or building partitions; ceiling; floor and wall finishings; commercial equipment and fixtures; store front signage; mechanical and electrical systems monitoring appliances and equipment, indicating their capacity, connections and power ratings; structural work; etc.

Furthermore, the full names and addresses of the consultants along with their professional seal must appear on all of said plans.

Plans and specifications must comply with all of the provisions set out in this Schedule "C", as well as with the Design Criteria and work specifications established for the Shopping Center. Failure to do so may result in the Landlord, under reserve of all other rights available to the Landlord including the right to terminate this Offer to Lease and/or Lease, carrying out all or part of said work and installation in conformity with its own plans at the Tenant's cost; said costs shall be payable to the Landlord by the Tenant, pursuant to provisions of the paragraph entitled "Cost of Work" of this Schedule "C".

Furthermore, in addition to the plans and specifications mentioned hereabove, the Tenant agrees to provide the Landlord, within seven (7) days following a request to this effect, with further information or drawings, as required by the Landlord.

Should the requested information not be provided within such seven (7) day period, the Landlord reserves the right to carry out the work and installation in conformity with its own plans and specifications at the Tenant's cost, and the Tenant shall, in addition, be fully liable for all resulting changes which might become necessary as a result of incompatibility or inconsistency between the Landlord's and the Tenant's plans. Furthermore, the Landlord may, upon giving the Tenant a written notice to that effect, reduce the Fixturing Period by the number of days during which Landlord's Work was delayed due to the Tenant.

| Initials | |
| --- | --- |
| Landlord | Lessee |
| | |

**APPROVALS**

All work carried out under Schedule "C" shall be subject to Landlord's approval, whose decision shall be deemed final and binding on the Landlord and the Tenant.

Expenses incurred by the Landlord for the approval or implementation of changes to design plans or to Tenant's Work by an Architect, Consulting Engineer or Designer, shall be paid by the Tenant.

**APPROVED DRAWINGS**

The Landlord shall return the one (1) copy of approved drawings to the Tenant, so that the latter may obtain the permits required to carry out its construction work. The Tenant shall keep one (1) full set of drawings bearing the Landlord's approval stamp in the Premises throughout the execution of the work. The Tenant shall reimburse the Landlord for all expenses incurred by the latter in supplying copies of the drawings.

**DESIGN CRITERIA**

Should the Landlord establish new design criteria for the Shopping Center at any time, or modify current design criteria, the Tenant shall conform to all provisions of the new design criteria.

**ADDITIONAL POWER**

Should electrical and/or HVAC power supply as installed by the Landlord pursuant to Schedule "B" be insufficient, the Tenant shall cover all costs incurred to increase the power supply, if such increase is possible.

**OPENINGS IN FLOORS, ROOF AND WALLS**

The Tenant shall obtain written authorization from the Landlord before carrying out any work involving cutting openings in floors, roof, walls or in any other structural part of the Premises or Shopping Centre.

The Tenant shall be responsible for any damages to the structure of the Shopping Centre.

The Landlord reserves the right to have this type of work carried out by its own contractors and to charge back the cost of same to the Tenant, plus a supervision fee equal to fifteen percent (15%).

**REMOVAL OF WASTE AND DEBRIS**

The Tenant shall be responsible for the removal at its own expense of all waste and debris resulting from its construction work. At no time may the Tenant use the Shopping Center's waste containers or compactors for same.

**CONSTRUCTION CODES AND PERMITS**

All work and plans shall comply with all applicable building codes and regulations of all municipal or government authorities having jurisdiction, and with all of Landlord's insurer's requirements.

The Tenant shall apply, at its own expense, for all permits, licences and approvals from all authorities having jurisdiction required to carry out the Tenant's Work, unless the Landlord advises the Tenant in writing of Landlord's intention to proceed itself to apply for said permits, licences and approvals, the whole at Tenant's costs. The Tenant must provide the Landlord with proof that all of the required permits, licences and approvals have been obtained. In the event that the Tenant is unable to obtain said permits, licenses and approvals, the Landlord may elect, at its option, to terminate these presents, and same shall be null and void, in which event any Security Deposit given by the Tenant to the Landlord in virtue of these presents shall be returned to the Tenant without interest. The Tenant hereby renounces to any and all claims that it may have against the Landlord resulting from the Landlord exercising the rights conferred to the Landlord hereunder.

**COST OF WORK**

If the Landlord, at Tenant's request, supplies materials or carries out work in or for the Premises not included in Landlord's Work under Schedule "B" (and unless the cost of same has been agreed upon by the parties hereto, in advance and in writing), the Tenant must pay for all costs, including, without limitation, labor, materials, applicable taxes, permits,

| Initials | |
|---|---|
| Landlord | Tenant |
| [illegible] | [illegible] |

**ANNEXE / SCHEDU**
**MAIL CHAMPLAIN**


PLAN DE LOCATION
21001
MAIL CHAMPLAIN
Initiales
Locateur

**ANNEXE/SCHEDULE D-2**
**MAIL CHAMPLAIN**


SEARS
SPORTS EXPERTS
STATIONNEMENT ÉTAGE
AILES
ARCHAMBAULT
Boulevard PELLETIER
PLAN DU SITE
210
MAIL CHAMPLAIN
16 SEPT. 2008
25 JANVIER 1995
210_CHAMPLAIN

## SCHEDULE "F"

## STATUS STATEMENT

| | |
|---|---|
| **PROPERTY** | **MAIL CHAMPLAIN** |
| **LANDLORD** | **IVANHOE CHAMPLAIN INC. by its manager IVANHOE CAMBRIDGE INC.** |
| **TENANT** | **TELEPLUS RETAIL SERVICES INC.** |
| **LEASE DATED** | **December 19, 2003** |

**TO:** The Landlord or any Person who is or may become or contemplates to become a Secured Lender as well as to any prospective purchaser of the Property or any part thereof.

**THE UNDERSIGNED**, the Tenant under the above Lease, hereby certifies and represents that:

(i) The Tenant has accepted and is in possession and in occupation of the Premises having an Area of approximately square feet ( sq. ft.).

(ii) The Lease has been validly executed and delivered by the Tenant (and the Guarantor, if any) and is in force since pursuant to due corporate action properly taken by the Tenant (and the Guarantor, if any).

(iii) The Lease is presently in full force and effect and unmodified.

All rent is now accruing under the Lease, and all the Rent under the Lease have been paid to this date

Monthly Minimum Rent is $
Percentage Rent is payable on the following basis: % per annum;

(v) There is no existing default by either Tenant or Landlord pursuant to the Lease for which a notice of default has been given.

To date, the Tenant has no defenses, counter claims, or claims of offset, deduction or compensation under the Lease or otherwise against Rents or other charges due under the Lease and no event or fact has occurred which would give the Tenant the right or the option to terminate the Lease prior to the expiry of the Term;

No Rent under the Lease has been paid more than thirty (30) days in advance of its due date

(viii) The Premises are free from any construction deficiencies.

All Landlord's Work has been completed to the satisfaction of the Tenant.

The Tenant hereby certifies and represents that the above statements including any exceptions which may have been added thereto are true and complete and may be relied and acted upon.

**DATED AT** ______________________ **THIS** **DAY OF** ______________________ **20**

**TELEPLUS RETAIL SERVICES INC.**

PER: ______________________

TENANT